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                                                                    Exhibit 21.1

                                 SUBSIDIARY LIST

                                                                         STATE OF INCORPORATION
     NAME OF SUBSIDIARY                                                    OR ORGANIZATION
     ------------------                                                    ---------------
1. Alpha Coal Sales Co., LLC                                                  Delaware

2. Alpha Land and Reserves, LLC                                               Delaware

3. Alpha Natural Resources, LLC                                               Delaware

4. Alpha Natural Resources Capital Corp.                                      Delaware

5. Alpha Natural Resources Services, LLC                                      Delaware

6. Alpha NR Holding, Inc.                                                     Delaware

7. Alpha Terminal Company, LLC                                                Delaware

8. AMFIRE, LLC                                                                Delaware

9. AMFIRE Holdings, Inc.                                                      Delaware

10. AMFIRE Mining Company, LLC                                                Delaware

11. AMFIRE WV, L.P.                                                           Delaware

12. ANR Holdings, LLC                                                         Delaware

13. Black Dog Coal Corp.                                                      Virginia

14. Brooks Run Mining Company, LLC                                            Delaware

15. Buchanan Energy Company, LLC                                              Virginia

16. Callaway Natural Resources, Inc.                                          Delaware

17. Dickenson-Russell Coal Company, LLC                                       Delaware

18. Enterprise Mining Company, LLC                                            Delaware

19. Esperanza Coal Co., LLC                                                   Delaware

20. GTTC LLC                                                                  New Mexico

21. Herndon Processing Company, LLC                                           West Virginia

22. Kepler Processing Company, LLC                                            West Virginia

23. Kingwood Mining Company, LLC                                              Delaware

24. Litwar Processing Company, LLC                                            West Virginia

25. Mate Creek Energy, LLC                                                    Delaware

26. Maxxim Rebuild Co., LLC                                                   Delaware

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
27. Maxxim Shared Services, LLC                                               Delaware

28. Maxxum Carbon Resources, LLC                                              Delaware

29. McDowell-Wyoming Coal Company, LLC                                        Delaware

30. NatCoal LLC                                                               Colorado

31. Nicewonder Contracting, Inc.                                              West Virginia

32. Paramont Coal Company Virginia, LLC                                       Delaware

33. Power Shop, LLC                                                           Virginia

34. Premium Energy, LLC                                                       Delaware

35. Riverside Energy Company, LLC                                             West Virginia

36. Solomons Mining Company                                                   West Virginia

37. Twin Star Mining, Inc.                                                    West Virginia

38. Virginia Energy Company, LLC                                              Delaware

39. White Flame Energy, Inc.                                                  West Virginia